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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004




                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 22, 2001

                                -----------------



                        INVESTORS CAPITAL HOLDINGS, LTD.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       MASSACHUSETTS                   333-43664                 04-3284631
----------------------------        --------------          -------------------
(State or other jurisdiction          (Commission               IRS Employer
      of incorporation)               File Number)          Identification No.)


           230 Broadway, Lynnfield, Massachusetts                01940
           ---------------------------------------             ----------
          (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (781) 593-8565

                                 --------------

This form 8-K/A is being filed to amend the Form 8-K filed on September 21, 2001 to specifically state that our former certifying accountant was dismissed and that during our two most recent fiscal years and any subsequent interim period preceding dismissal there were no disagreements with the former accountants.

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 18, 2001, the registrant's certifying accountant, Cayer, Prescott, Clune & Chatellier, LLP, was dismissed. From April 1, 1997 through any interim period prior to September 18, 2001, their reports on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and were neither qualified nor modified as to uncertainty, audit scope, or accounting principals. During registrant's two most recent fiscal years and any interim period preceding the dismissal, there were no disagreements with registrant's former certifying accountant.

The decision to change certifying accountants was made by the registrant's audit committee of the board of directors and the board of directors as a whole.

During the period of their engagement the registrant had no disagreements with Cayer, Prescott, Clune & Chatellier, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The registrant will provide Cayer, Prescott, Clune & Chatellier, LLP with a copy of the disclosures we are making herein prior to the time these disclosures are filed with the Commission. The registrant will request that the former certifying accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. Said certifying accountant's letter will be filed as an exhibit to this report.

ITEM 7.  EXHIBITS

     16.    Letter Regarding Change in Certifying Accountant


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


INVESTORS CAPITAL HOLDINGS, LTD.
--------------------------------
(Registrant)


By:     /s/ THEODORE E. CHARLES
        -----------------------
        Theodore E. Charles,
        Chief Executive Officer, President and Director

Date:   October 22, 2001